UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	October 1, 2012

Commission File Number	000-31380

APPLIED MINERALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	82-0096527
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

110 Greene Street – Suite 1101, New York, NY	10012
(Address of principal executive offices)	(Zip Code)

(800) 356-6463
(Issuer’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      Entry into a Material Definitive Agreement

On September 30, 2012, Applied Minerals, Inc. (the “Company”) sold to funds managed by SLZ Capital Management, LLC, pursuant to an investment agreement (the “Investment Agreement”), 1.25 million shares of Common Stock for total gross proceeds of $1.625 million in cash.

No broker or third party was used, and no commissions or similar payments are to be made, in connection with the sale.  The sale was unsolicited.

The description of the Investment Agreement and the purchasers are qualified in their entirety by reference to the forms of the Investment Agreement, which is filed as Exhibit 99.1 to this Form 8-K and are incorporated herein by reference.

The reported closing price of the Company’s common stock on September 28, 2012 was $1.30.

A press release dated October 1, 2012 relating to the offering is attached as Exhibit 99.2

ITEM 5.08                      Shareholder Director Nominations

The Board of Directors has determined to postpone the Company's annual meeting of stockholders to November 20, 2012. Due to this postponement, the due dates for the provision of any qualified stockholder proposal or qualified stockholder nominations by a nominating shareholder or nominating shareholder described in the Company's 2011 Proxy Statement on Schedule 14A as filed with the Securities and Exchange Commission are no longer applicable. Such nominations and proposals, including any notice on Schedule 14N, are now due to the Company on October 8, 2012.

ITEM 9.01                      Financial Statements and Exhibits

Exhibit 99.1         Investment Agreement

Exhibit 99.2         Press release dated October 1, 2012

 SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED MINERALS INC.

Dated:	October 1, 2012	/s/ ANDRE ZEITOUN
By: Andre Zeitoun
Chief Executive Officer